Exhibit 99.1

FOR IMMEDIATE RELEASE

Clifton O’Neal, Corporate Communications

312-985-2540

coneal@transunion.com

or

Colleen Tunney-Ryan, Corporate Communications

312-466-8389

ctunney@transunion.com

or

Evan Goad, Investor Relations

312-985-2860

egoad@transunion.com

TransUnion Holding Company, Inc. Announces Expiration of Exchange Offer

for 9.625%/10.375% Senior PIK Toggle Notes due 2018

CHICAGO – October 5, 2012 – TransUnion Holding Company, Inc., a global leader in credit and information management services, announced today the expiration of the exchange offer for its outstanding unregistered 9.625%/10.375% Senior PIK Toggle Notes due 2018, Series A (the “Outstanding Notes”). The Outstanding Notes were issued on March 21, 2012, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

In the exchange offer, $600,000,000 aggregate principal amount of Outstanding Notes were validly tendered and not validly withdrawn prior to the expiration of the exchange offer at 5:00 p.m., New York City time, on October 4, 2012, which represents 100% of the aggregate principal amount of Outstanding Notes outstanding upon commencement of the exchange offer. The Issuer has accepted for exchange all of the Outstanding Notes validly tendered and not validly withdrawn and settlement will occur promptly. At settlement, the Outstanding Notes accepted will be exchanged for an equal principal amount of a new issue of 9.625%/10.375% Senior PIK Toggle Notes due 2018, Series B (the “Exchange Notes”). Terms of the Exchange Notes are substantially identical to those of the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the Exchange Notes.

This news release is for informational purposes only, and is not an offer to buy or the solicitation of an offer to sell any security. The exchange offer was made only pursuant to the exchange offer documents, including the prospectus and letter of transmittal that were distributed to the holders of the original notes and have been filed with the Securities and Exchange Commission.

About TransUnion Holding Company, Inc.

As a global leader in credit and information management, TransUnion Holding Company, Inc. and its consolidated subsidiaries (“TransUnion”) create advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering comprehensive data and advanced analytics and decisioning. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion has employees in more than 32 countries on five continents. www.transunion.com/business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; fluctuations in exchange rates; changes in federal, state, local and foreign tax laws; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; and reliance on key management personnel. Additional factors that may materially affect such forward-looking statements are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Registration Statement on Form S-4. Many of these factors are beyond our control.

The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For further information or other factors which could affect our financial results and such forward-looking statements, see the section titled “Risk Factors” in our Registration Statement on Form S-4.

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